Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-108149 and 333-185886 of WPP Group plc on Form S-8 of our report dated January 19, 2016 appearing in this Annual Report on Form 11-K of the Hill and Knowlton Retirement and 401k Savings Plan for the period from January 1, 2015 to July 31, 2015.

/s/ Bencivenga Ward & Company, CPA’s, P.C.

Valhalla, New York

January 19, 2016

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